Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 23, 2024, by and among Bicycle Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor,” and collectively the “Investors”).

Recitals

A.           The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below) and Rule 506 of Regulation D (as defined below) as promulgated by the SEC (as defined below) under the 1933 Act.

B.            The Investors wish to purchase, severally and not jointly, from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, (1) American Depositary Shares of the Company (“ADSs”), each representing one ordinary share, nominal value of £0.01 per share, of the Company (the “Ordinary Shares”), and/or (2) non-voting ordinary shares of the Company, nominal value of £0.01 per share (the “Non-Voting Ordinary Shares”), each in the numbers set forth opposite the Investors’ respective names on Exhibit A hereto (the “Purchased ADSs,” and the “Purchased Non-Voting Ordinary Shares,” respectively). The Purchased ADSs, the Ordinary Shares represented by the Purchased ADSs and the Purchased Non-Voting Ordinary Shares are collectively referred to herein as the “Securities.”

C.            Unless the context requires otherwise, references in this Agreement to (1) the Company issuing and selling ADSs to the Investors, and similar or analogous expressions, shall be understood to include references to the Company allotting and issuing the new Ordinary Shares underlying those ADSs to Citibank, N.A., as depositary (the “Depositary”), or its nominee, and procuring the issue of ADSs representing such Ordinary Shares by the Depositary or its nominee to the Investors; and (2) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Ordinary Shares underlying those ADSs, as well as deposit of the Ordinary Shares for ADSs representing such Ordinary Shares, and the payment of the subscription moneys in respect of such Ordinary Shares.

D.            Unless the context requires otherwise, references in this Agreement to (1) the Company delivering, issuing and selling Non-Voting Ordinary Shares to the Investors and/or to the Investors purchasing, or paying for, Non-Voting Ordinary Shares, and similar or analogous expressions, shall be understood to refer to the Company allotting and issuing the new Non-Voting Ordinary Shares to the Investors or their nominees; and (2) the purchase price for a Non-Voting Ordinary Share shall be understood to refer to the subscription price per Non-Voting Ordinary Share.

E.            The Company has engaged Jefferies LLC as its exclusive placement agent (the “Placement Agent”) for the offering of the Securities on a “best efforts” basis.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“ADSs” has the meaning set forth in the recitals to this Agreement.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.

“Agreement” has the meaning set forth in the first paragraph.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.25.

“Block Trade” means an offering of Registrable Securities which requires both the Investor engaging in such offering and the Company to enter into a sale agreement and is limited in scope of selling efforts as compared to an Underwritten Offering.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and London are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Company” has the meaning set forth in the first paragraph.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company Registration Shelf” has the meaning set forth in Section 6.1(c)(i).

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Companies Act” means the Companies Act 2006 in force in England and Wales as may be amended or updated from time to time.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Securities” means any Purchased Non-Voting Ordinary Shares re-designated as Ordinary Shares and any ADSs issued to Investors representing any such Ordinary Shares.

“Data Protection Laws” has the meaning set forth in Section 4.35.

“Depositary” has the meaning set forth in the preamble to this Agreement.

“Disqualification Event” has the meaning set forth in Section 4.46.

“DTC” has the meaning set forth in Section 8.1(b).

“EDGAR” has the meaning set forth in Section 4.9.

“Environmental Laws” has the meaning set forth in Section 4.15.

“Evaluation Date” has the meaning set forth in Section 4.28.

“GAAP” has the meaning set forth in Section 4.17.

“GDPR” has the meaning set forth in Section 4.35.

“Governmental Entity” means any federal, state, local or foreign government, or any department, agency or instrumentality of any government; any public international organization, any transnational governmental organization; any court of competent jurisdiction, arbitral, administrative agency, commission or other governmental regulatory authority or quasi-governmental authority; any political party; and any national securities exchange or national quotation system.

“Health Care Laws” has the meaning set forth in Section 4.34.

“HIPAA” has the meaning set forth in Section 4.34.

“Indemnified Parties” has the meaning set forth in Section 9.2.

“Intellectual Property” has the meaning set forth in Section 4.14.

“Investor” has the meaning set forth in the first paragraph.

“IT Systems” has the meaning set forth in Section 4.35.

“Losses” has the meaning set forth in Section 9.2.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents, except that for purposes of Section 7.1(i) of this Agreement, in no event shall a change in the market price of the ADSs alone constitute a “Material Adverse Effect.”

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Stock Market LLC.

“New York Court” has the meaning set forth in Section 4.42.

“Non-Voting Ordinary Shares” has the meaning set forth in the recitals to this Agreement.

“Observer Rights Side Letter” means the letter agreement, dated on or about the date hereof, between the Company and certain of the Investors.

“Order” has the meaning set forth in Section 5.5.

“Ordinary Shares” has the meaning set forth in the recitals to this Agreement.

“Ordinary Share Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Shares, Non-Voting Ordinary Shares or ADSs, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares, Non-Voting Ordinary Shares or ADSs.

“Other Entity” has the meaning set forth in Section 10.1.

“Other Equity” has the meaning set forth in Section 10.1.

“Other Securities” means securities of the Company other than Registrable Securities.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Entity or any other form of entity not specifically listed herein.

“Personal Data” has the meaning set forth in Section 4.35.

“Placement Agent” has the meaning set forth in the recitals to this Agreement.

“Press Release” has the meaning set forth in Section 10.8.

“Principal Trading Market” means the Trading Market on which the ADSs are primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Select Market.

“Proceeding” has the meaning set forth in Section 4.34.

“Prospectus” has the meaning set forth in Section 6.1(d).

“Prospectus Regulation” means Regulation (EU) 2017/1129.

“Purchased ADSs” has the meaning set forth in the recitals to this Agreement.

“Purchased Non-Voting Ordinary Shares” has the meaning set forth in the recitals to this Agreement.

“Registrable Securities” means the Securities and any other securities issued or issuable with respect to or in exchange for the Securities, including any Conversion Securities, whether by merger, charter amendment or otherwise. Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) such Registrable Securities have been sold pursuant to an effective Registration Statement; (ii) such Registrable Securities have been sold by an Investor pursuant to Rule 144 (or other similar rule); and (iii) such Registrable Securities may be resold by the Investor holding such Registrable Securities without restriction pursuant to Rule 144.

“Registrar” has the meaning set forth in Section 8.1(a).

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, up to $50,000 of reasonable legal expenses of one special counsel for Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company, provided that an Investor may engage its own counsel at its own expense) in connection with the preparation and filing of a Resale Registration Shelf or Prospectus, and up to $50,000 of reasonable legal expenses of one special counsel for the Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company, provided that an Investor may engage its own counsel at its own expense) per Underwritten Offering, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

“Registration Rights Agreement” means that certain Registration Rights Agreement made as of April 18, 2024 by and between the Company and the investors identified therein.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the 1933 Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

“Regulation D” means Regulation D as promulgated by the SEC under the 1933 Act.

“Regulatory Authorities” has the meaning set forth in Section 4.33.

“Regulatory Authorizations” has the meaning set forth in Section 4.34.

“Reports” has the meaning set forth in Section 4.34.

“Required Investors” means Investors that purchased at least 75% in interest of the Securities sold at the Closing.

“Resale Registration Shelf” has the meaning set forth in Section 6.1(a).

“Rule 144” means Rule 144 as promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“Sanctioned Country” has the meaning set forth in Section 4.26.

“Sanctions” has the meaning set forth in Section 4.26.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.8.

“Securities” has the meaning set forth in the recitals to this Agreement.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel (except as provided in the definition of “Registration Expenses”) and any other advisors an Investor engages and all similar fees and commissions relating to an Investor’s disposition of its Registrable Securities.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares or ADSs).

“Tax” means all forms of taxation and all charges, imposts, rates (excluding business rates), duties (including stamp duties), levies, contributions (including social security contributions) and withholdings (in each case in the nature of tax) whether of the United Kingdom, part of the United Kingdom or elsewhere, irrespective of the person to which any such amounts are directly or primarily chargeable, together with all penalties, charges, surcharges, fines and interest relating to any of the foregoing.

“Trading Day” means (i) a day on which the ADSs are listed or quoted and traded on their Principal Trading Market or (ii) if the ADSs are not quoted on any Trading Market, a day on which the ADSs are quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the ADSs are not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market on which the ADSs are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and the Observer Rights Side Letter.

“Transfer Taxes” has the meaning set forth in Section 4.17.

“UK Prospectus Regulation” means the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

“Underwritten Notice” has the meaning set forth in Section 6.2(a).

“Underwritten Offering” means a public offering of Registrable Securities pursuant to an effective registration statement under the 1933 Act (other than pursuant to a registration statement on Form S-4 or S-8 or any similar or successor form) which requires the Investors and the Company to enter into an underwriting agreement.

“VAT” means value added tax and any similar sales or turnover tax.

“VAT Element” has the meaning set forth in Section 10.3.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.             Purchase and Sale of Securities. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will purchase, severally and not jointly, (A) the number of ADSs set forth opposite the name of such Investor under the heading “Number of ADSs to be Purchased” on Exhibit A attached hereto and/or (B) the number of Non-Voting Ordinary Shares set forth opposite the name of such Investor under the heading “Number of Non-Voting Ordinary Shares to be Purchased” on Exhibit A attached hereto. The purchase price per ADS shall be $21.42 and the purchase price per Non-Voting Ordinary Share shall be $21.42.

3.             Closing.

3.1.            Upon the satisfaction of the conditions set forth in Section 7, the completion of the purchase and sale of the Securities (the “Closing”) shall occur remotely via exchange of documents and signatures at a time and date (the “Closing Date”) to be agreed to by the Company and the Investors but (i) in no event earlier than the second Business Day after the date hereof and (ii) in no event later than the third Trading Day after the date hereof.

3.2.            On or before the Closing Date, each Investor shall deliver or cause to be delivered to the Company on or prior to the Closing Date, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company at least one (1) Business Day prior to the Closing Date, an amount equal to the purchase price to be paid by the Investor for the Securities to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price” on Exhibit A attached hereto.

3.3.            At the Closing, the Company shall deliver or cause to be delivered to each Investor (A) book-entry position(s) representing the applicable Purchased ADSs registered in such Investor’s name or the name of its nominee as such Investor shall direct and/or (B) the applicable Purchased Non-Voting Ordinary Shares in such Investor’s name or the name of its nominee as such Investor shall direct. Unless the Company and an Investor otherwise mutually agree with respect to such Investor’s Securities, at Closing settlement of the Purchased ADSs shall occur on a “delivery versus payment” basis and the Purchased Non-Voting Ordinary Shares shall be delivered in certificated form and the Company shall procure that the Registrar shall (i) register the relevant Investors (or their nominee(s), as applicable) as holders of the relevant Purchased Non-Voting Ordinary Shares on the Closing Date and (ii) send duly executed share certificates in respect of the Purchased Non-Voting Ordinary Shares issued to the relevant Investors in such Investors’ respective names or the names of their respective nominees as the respective Investors shall direct (at the addresses advised in writing by such Investors to the Company prior to the Closing Date) within fourteen (14) days of the Closing Date.

4.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Placement Agent that, except as described in the SEC Filings, each of which qualify these representations and warranties in their entirety:

4.1.            Organization, Good Standing and Qualification. The Company is a corporation duly organized and validly existing under the laws of England and Wales and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing (or such equivalent concepts to the extent they exist under the law of such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company’s subsidiaries are set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K, and the Company owns, directly or indirectly, 100% of the outstanding equity of each such subsidiary, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third-party except as set forth in the SEC Filings. Each of the Company’s subsidiaries is duly incorporated or organized, validly existing and in good standing (or such equivalent concepts to the extent they exist under the law of such jurisdiction) under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company’s subsidiaries is duly qualified to do business as a foreign corporation and is in good standing (or such equivalent concepts to the extent they exist under the law of such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2.            Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and shareholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, allotment, issuance and delivery of the Securities, the re-designation of the Purchased Non-Voting Ordinary Shares as Ordinary Shares and the issuance of any ADSs constituting Conversion Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3.            Capitalization. As of the date hereof, there are 38,088,491 Ordinary Shares allotted and issued and 4,705,882 Non-Voting Ordinary Shares allotted and issued, of which no shares are owned by the Company. There are no other shares of any other class or series of share capital of the Company which have been allotted or issued or outstanding. All the allotted and issued and outstanding shares of the Company have been duly and validly authorized, allotted and issued and are fully paid and are not subject to any call for the payment of further capital and were issued free of any liens, encumbrances, rights of first refusal, pre-emptive or other similar rights, save for any rights of pre-emption under the Companies Act that were duly waived or disapplied, and have been allotted and issued in compliance with the Company’s articles of association and applicable law; except under the Company’s equity incentive plans described in the SEC Filings, or as otherwise described in or expressly contemplated by the SEC Filings, there are no outstanding rights, securities, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such rights, securities, warrants, options or instruments; and the share capital of the Company conforms in all material respects to the description thereof contained in the SEC Filings. As of the date of this Agreement, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares or other equity interest in the Company or any of its subsidiaries. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the allotment or issuance by the Company of any securities of the Company, save for any rights of pre-emption under the Companies Act that have been duly waived or disapplied. Except as provided in the Registration Rights Agreement or this Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Securities hereunder, the re-designation of the Purchased Non-Voting Ordinary Shares as Ordinary Shares and the issuance of any ADSs constituting Conversion Securities will not obligate the Company to issue Ordinary Shares, Non-Voting Ordinary Shares, ADSs or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding shareholder purchase rights or a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4.            Valid Issuance. The Ordinary Shares represented by the Purchased ADSs and the Purchased Non-Voting Ordinary Shares have been duly and validly authorized (including pursuant to section 551 of the Companies Act) and, when allotted and issued and/or delivered against payment therefor pursuant to this Agreement (as applicable), will be validly allotted and issued, fully paid and not subject to any call for the payment of further capital and will be free of any liens, encumbrances, pre-emptive rights, rights of first refusal or other similar rights to subscribe for or purchase Ordinary Shares or Non-Voting Ordinary Shares, as applicable, save for any rights of pre-emption under the Companies Act that have been duly waived or disapplied. The Ordinary Shares represented by the Purchased ADSs will be of the same class as the existing Ordinary Shares, will rank pari passu with all other existing Ordinary Shares and include the right to receive all dividends and distributions declared, made or paid on or after the date of issue of the Ordinary Shares represented by the Purchased ADSs. The Purchased Non-Voting Ordinary Shares will be of the same class as the existing Non-Voting Ordinary Shares, will rank pari passu with all other existing Non-Voting Ordinary Shares and include the right to receive all dividends and distributions declared, made or paid on or after the date of issue of the Purchased Non-Voting Ordinary Shares. The Purchased ADSs have been duly authorized for issuance and sale pursuant to this Agreement (including, in respect of Ordinary Shares represented by the Purchased ADSs, pursuant to section 551 of the Companies Act) and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Purchased ADSs are not subject to any liens, encumbrances, pre-emptive rights, rights of first refusal or other similar rights to subscribe for or purchase Ordinary Shares (including those provided by section 561(1) of the Companies Act in respect of the Ordinary Shares represented by ADSs), save for any rights of pre-emption under the Companies Act that have been duly waived or disapplied.

4.5.            Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, allotment, issuance and sale of the Securities, the re-designation of the Purchased Non-Voting Ordinary Shares as Ordinary Shares and the issuance of any ADSs constituting Conversion Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws, (c) filings pursuant to the rules and regulations of Nasdaq, including any filings with Nasdaq necessary for the listing of the Purchased ADSs or any ADSs constituting Conversion Securities on the Nasdaq Global Select Market, (d) filings to be made to the Registrar of Companies in the United Kingdom with respect to the allotment and issue of the Purchased Non-Voting Ordinary Shares and the Ordinary Shares represented by the Purchased ADSs or with respect to the re-designation of any Purchased Non-Voting Shares as Ordinary Shares, (e) filings of a Resale Registration Shelf or Prospectus pursuant to the requirements of Section 6 this Agreement, and (f) if required, notification filings in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the re-designation of any Purchased Non-Voting Ordinary Shares into Ordinary Shares and/or the issuance of ADSs constituting Conversion Securities, each of which the Company has filed or undertakes to file within the applicable time and in any case, the Company has complied with all relevant laws of all relevant territories, obtained all requisite governmental or other consents which may be required in connection therewith, complied, or will comply, with all requisite formalities and has not taken any action or omitted to take any action which will or may result in the Company or any of its respective directors, officers, agents, employees or advisers acting in breach of the legal or regulatory requirements of any territory, in each case in connection with the allotment and issue of the Purchased Non-Voting Ordinary Shares and the Ordinary Shares represented by the Purchased ADSs. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, the re-designation of the Purchased Non-Voting Ordinary Shares as Ordinary Shares and the issuance of any ADSs constituting Conversion Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities, the re-designation of the Purchased Non-Voting Ordinary Shares as Ordinary Shares and the issuance of any ADSs constituting Conversion Securities and the ownership, disposition or voting of the Securities and the Conversion Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6.            Use of Proceeds. The net proceeds of the sale of the Securities hereunder shall be used by the Company for the continued development of the company’s proprietary pipeline and for other research and development, as well as for general corporate purposes.

4.7.            No Material Adverse Change. Since March 31, 2024, except as identified and described in the SEC Filings, there has not been:

(i)            any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)           any declaration or payment by the Company or any of its subsidiaries of any dividend, or any authorization or payment by the Company or any of its subsidiaries of any distribution, on any of the share capital of the Company or any of its subsidiaries, or any redemption or repurchase by the Company or any of its subsidiaries of any securities of the Company or any of its subsidiaries;

(iii)          any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or any of its subsidiaries;

(iv)          any waiver, not in the ordinary course of business, by the Company or any of its subsidiaries of a material right or of a material debt owed to it;

(v)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted);

(vi)          any change or amendment to the articles of association or any other organizational documents of the Company or any of its subsidiaries (except for the amendments to the articles of association of the Company approved at the Company’s annual general meeting held on May 16, 2024), or material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of its assets or properties is subject;

(vii)         any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company or any of its subsidiaries;

(viii)        any material transaction entered into by the Company or any of its subsidiaries other than in the ordinary course of business;

(ix)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or

(x)            any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.8.            SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one-year period preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder. The Company is eligible to use Form S-3 under the 1933 Act.

4.9.            No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities in accordance with the provisions thereof, the redesignation of the Purchased Non-Voting Ordinary Shares as Ordinary Shares and the issuance of any ADSs constituting Conversion Securities will not, except (solely in the case of clauses (i)(b) and (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s articles of association, as in effect on the date hereof (a true and complete copy of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”)), or (b) assuming the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, any applicable statute, rule, regulation or order of any Governmental Entity, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any of its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section 4.9 does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations and labor matters, which are the subject of Section 4.13, or environmental matters, which are the subject of Section 4.15.

4.10.          Tax Matters. The Company and its subsidiaries (i) have timely prepared and filed all tax returns required to have been filed by them with all appropriate Governmental Entities, (ii) have timely paid all taxes shown thereon or otherwise owed by them to the extent required to be paid prior to the date hereof and (iii) do not have any unpaid assessments nor, to the Company’s Knowledge, any non-routine audits of or inquiries into their tax returns by any national, state or local taxing authority, except, in each of (i), (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is and has always been resident for tax purposes only in its jurisdiction of incorporation.

4.11.          Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.12.          Certificates, Authorities and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Entities necessary to conduct the business now operated by them, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its subsidiaries have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company and its subsidiaries.

4.13.          Labor Matters.

(a)            Neither the Company nor any of its subsidiaries is party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, neither the Company nor any of its subsidiaries has violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)            No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its subsidiaries, exists or, to the Company’s Knowledge, is threatened or imminent.

4.14.          Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their business in all material respects as now conducted or as proposed in the SEC Filings to be conducted; and (a) there are no rights of third parties to any such Intellectual Property, including no liens, security interests or other encumbrances; (b) to the Company’s Knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Company’s subsidiaries’ rights in or to any such Intellectual Property; (d) such Intellectual Property that is described in the SEC Filings has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (e) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned or licensed by the Company or any of its subsidiaries, including interferences, oppositions, reexaminations or government proceedings; (f) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (g) to the Company’s Knowledge, each employee of the Company or any of its subsidiaries involved with the development of Intellectual Property has entered into an invention assignment agreement with the Company or such subsidiary of the Company.

4.15.          Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has released any hazardous substances regulated by Environmental Laws onto any real property that it owns or operates or received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.16.          Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may reasonably be expected to become a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.17.          Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.18.          Insurance Coverage. The Company and its subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by them, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Neither the Company nor any of its subsidiaries has (a) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (b) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

4.19.          Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with the continued listing requirements of the Nasdaq Global Select Market. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the ADSs on the Nasdaq Global Select Market and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the ADSs from the Nasdaq Global Select Market.

4.20.          Brokers and Finders. Other than the Placement Agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.20 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

4.21.          No Directed Selling Efforts or General Solicitation. Neither the Company nor any of its subsidiaries nor any Person acting on its or their behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities or Conversion Securities.

4.22.            No Integrated Offering. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, neither the Company nor any of its subsidiaries nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the 1933 Act and Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities or the Conversion Securities under the 1933 Act.

4.23.            Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Securities and the Conversion Securities to the Investors is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Securities and Conversion Securities does not contravene the rules and regulations of Nasdaq.

4.24.            Questionable Payments. Neither the Company nor any of its subsidiaries nor any of their current or former directors, officers or employees, nor to the Company’s Knowledge, any other agents or other Persons acting on behalf of the Company or any of its subsidiaries, has on behalf of the Company or any of its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company or any of its subsidiaries; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.25.            Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines applicable to such entities issued, administered or enforced by any Governmental Entity, including without limitation, the Proceeds of Crime Act 2002, the Terrorism Act 2000, the Terrorism Act 2006 and the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (in each case as amended) (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

4.26.          Sanctions. Neither the Company nor any of its subsidiaries nor any of their current or former directors, officers or employees, nor to the Company’s Knowledge, any other agents or other Persons acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s incorporation, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

4.27.          Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than as holders of share options, restricted share units, warrants and/or restricted shares, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.28.          Sarbanes-Oxley; Accounting Controls. The Company and its subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the 1934 Act) that are designed to comply with the applicable requirements of the 1934 Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Filings fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company’s auditors and the audit committee of the Board have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting known to the Company’s management which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its subsidiaries as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the 1934 Act) of the Company and its subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its subsidiaries.

4.29.          Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that (i) complies with the applicable requirements of the 1934 Act and (ii) has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the 1934 Act.

4.30.          Disclosures. Neither the Company nor any Person acting on its behalf (including, without limitation, the Placement Agent) has provided the Investors or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material nonpublic information concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby, which will be disclosed in the Press Release. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

4.31.          Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).

4.32.          Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.33.          Tests and Preclinical and Clinical Trials. (i) The preclinical studies and clinical trials conducted by or, to the Company’s Knowledge, on behalf of or sponsored by the Company or any of its subsidiaries, or in which the Company or any of its subsidiaries have participated, that are described in the SEC Filings, or the results of which are referred to in the SEC Filings, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; (ii) the descriptions in the SEC Filings of the results of such studies and trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) to the Company’s Knowledge, there are no other studies or trials not described in the SEC Filings, the results of which the Company believes are inconsistent with or reasonably call into question the results described or referred to in the SEC Filings; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) neither the Company nor any of its subsidiaries has received any written notices, correspondence or other communications from any Regulatory Authority or any other Governmental Entity requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the SEC Filings or the results of which are referred to in the SEC Filings, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s Knowledge, there are no reasonable grounds for the same.

4.34.          Compliance with Healthcare Laws. The Company and its subsidiaries: (i) have operated and currently operates their business in compliance with applicable health care laws, including Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395 et seq. (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396 et seq (the Medicaid statute); the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. § 1320a-7b(a); the criminal laws relating to health care fraud and abuse, including 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under HIPAA; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the exclusion law, 42 U.S.C. § 1320a-7; the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§201 et seq.; 42 U.S.C. § 263a et seq.; the regulations promulgated pursuant to such laws; and any similar national, state and local laws and regulations of any Governmental Entity including the Regulatory Authorities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates, products or services, (collectively the “Health Care Laws”) except as would not, singly or in the aggregate, result in a Material Adverse Effect; (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from any court or arbitrator or governmental or regulatory authority alleging or asserting material non-compliance with (A) any Health Care Laws or (B) or any licenses, approvals, clearances, exemptions, permits, registrations, authorizations, and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possess all material Regulatory Authorizations required to conduct their business as now conducted or as proposed in the SEC Filings to be conducted and such Regulatory Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in violation in any material respect of any term of any such Regulatory Authorizations; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Proceeding”) from any Governmental Entity including any Regulatory Authority or any other third-party alleging a material violation of any Health Care Laws or Regulatory Authorizations or limiting, suspending, modifying or revoking any material Regulatory Authorizations, and have no knowledge that any Governmental Entity including any Regulatory Authority or any other third-party is considering any Proceeding; (v) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations (“Reports”) and all such Reports were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vi) are not a party to or have no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Entity including any Regulatory Authority; and (vii) along with their employees, officers and directors, have not been excluded, suspended or debarred from, or otherwise ineligible for participation in any government health care program or human clinical research.

4.35.          Cybersecurity; Data Protection. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s Knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their business. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (EU 2016/679) (“GDPR”); (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s Knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to such IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are and have been in compliance with all applicable laws, directives or statutes and all judgments, orders, rules and regulations of any Governmental Entity or arbitrator or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data (“Data Protection Laws”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have taken all necessary actions to prepare to comply with the GDPR and all other applicable Data Protection Laws for which any non-compliance would be reasonably likely to create a material liability.

4.36.          Manipulation of Price.  The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

4.37.          No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Investor to purchase Securities on terms more favorable to such Investor than as set forth herein.

4.38.          Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

4.39.          No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

4.40.          Dividends. Except as disclosed in Exhibit 4.6 to the Company’s most recent Annual Report on Form 10-K, no approvals are currently required in England and Wales in order for the Company to pay dividends or other distributions declared by the Company to the holders of the Securities or any Conversion Securities. Under current laws and regulations of England and Wales and any political subdivision thereof, any amount payable with respect to the Securities or any Conversion Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or pound sterling and freely transferred out of the United Kingdom, and no such payments will be subject to withholding taxes under the current laws and regulations of the United Kingdom, or any political subdivision or taxing authority thereof or therein and each such payment may be made on such basis without the necessity of obtaining any governmental authorization in respect of withholding tax in the United Kingdom, or any political subdivision thereof or therein.

4.41.          No Immunity. Neither the Company nor any of its subsidiaries or any of their respective properties, assets or revenues is entitled to claim immunity under English, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any English, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

4.42.          Enforcement of Foreign Judgments. Any final and conclusive judgment for a debt or definite sum of money rendered by each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York (each, a “New York Court”) having jurisdiction under its own domestic laws and recognized by the courts of England and Wales as having jurisdiction on the principles which English law applies in such cases (being either a territorial or consensual basis) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of England and Wales; provided, however, that the Company may have defenses open to it and enforcement may not be permitted if, among other things, (a) the judgment was obtained by fraud, or in proceedings contrary to natural or substantial justice, or contravenes public policy in England and Wales; (b) the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that the courts of England and Wales considers to relate to a penal, revenue or other public law; (c) the judgment amounts to judgment on a matter previously determined by the courts of England and Wales or conflicts with a judgment on the same matter given by a court other than a New York Court; (d) the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes; (e) the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under section 1 of that Act; and (f) enforcement proceedings are not commenced within six years of the date of such judgment. The Company is not aware of any reason why the enforcement in England and Wales of such a New York Court judgment would be, as of the date hereof, contrary to public policy of England and Wales.

4.43.          Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales. The Company has the power to submit, and pursuant to Section 10.12 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any New York Court and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. The Company has the power to designate, appoint and authorize, and pursuant to Section 10.13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement, the Securities or any Conversion Securities, including any re-designation of the Purchased Non-Voting Ordinary Shares as Ordinary Shares, in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 10.13 hereof.

4.44.          Indemnification and Contribution. The indemnification and contribution provisions set forth in Sections 6.6, 9.2 and 9.3 hereof do not contravene English law or public policy.

4.45.          Legality. The legality, validity, enforceability or admissibility into evidence of this Agreement in any jurisdiction in which the Company is incorporated or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof.

4.46.          No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) under the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable.

4.47.          City Code. The UK’s City Code on Takeovers and Mergers does not apply to the Company.

5.            Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company and to the Placement Agent that:

5.1.            Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities, and as applicable the Conversion Securities, pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2.            Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.3.            Purchase Entirely for Own Account. The Securities, and as applicable any Conversion Securities, to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor will not, and has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities, or as applicable such Conversion Securities, in compliance with applicable federal and state securities laws. The Securities, and as applicable any Conversion Securities, are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities, or as applicable any Conversion Securities, for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4.            Investment Experience. Such Investor acknowledges that the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment, and that it can bear the economic risk and complete loss of its investment in the Securities, and as applicable any Conversion Securities, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5.            Qualified Investor. If such Investor is (a) a person in a member state of the European Economic Area, such investor is a “qualified investor” as defined in the Prospectus Regulation; and (b) if such Investor is a person in the United Kingdom, such investor is a “qualified investor” as defined in the UK Prospectus Regulation who (i) has professional experience in matters relating to investments falling within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and/or (ii) is a high net worth body corporate, unincorporated association and partnership and trustee of high value trusts as described in Article 49(2)(a) to (d) of the Order.

5.6.            Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and as applicable any Conversion Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on EDGAR. Based on the information, such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities, and as applicable any Conversion Securities, and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Notwithstanding the foregoing, nothing in this Section 5.6 shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.7.            Restricted Securities. Such Investor understands that the Securities, and as applicable any Conversion Securities, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities and Conversion Securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.8.            Legends. It is understood that, except as provided below, certificates or book-entry records evidencing the Securities and the Conversion Securities may bear the following or any similar legend:

(a)             “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

(b)             If required by the authorities of any state in connection with the issuance or sale of the Securities or any Conversion Securities, the legend required by such state authority.

5.9.            Accredited Investor. Such Investor is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D or a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act, (b) an “Institutional Account” as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Securities, and as applicable any Conversion Securities. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities, and as applicable any Conversion Securities, and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, and (iii) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities, and as applicable any Conversion Securities. Such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder.

5.10.           Compliance with Laws. Such Investor is authorized and entitled to acquire the Securities, and as applicable any Conversion Securities, under the laws of all relevant jurisdictions that apply to it, has complied and will comply in all material respects with all such laws applicable to it relating to the acquisition of the Securities, and as applicable any Conversion Securities (including, where applicable, the UK Proceeds of Crime Act 2002, the Terrorism Act 2000, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (in each case as amended)) and any related or similar rules, regulations or guidelines administered or enforced by any governmental agency having jurisdiction in respect thereof) and has obtained all applicable consents which may be required in relation to the acquisition of the Securities, and as applicable any Conversion Securities.

5.11.          No General Solicitation. Such Investor did not learn of the investment in the Securities, and as applicable the Conversion Securities, as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications. The purchase of the Securities, and as applicable the Conversion Securities, by such Investor has not been solicited by or through anyone other than the Company or, on the Company’s behalf, the Placement Agent.

5.12.          Brokers and Finders. Other than any placement agents as the Company may engage in connection with the transaction contemplated by this Agreement, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.13.          Short Sales and Confidentiality Prior to the Date Hereof.  Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof.  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities, and as applicable the Conversion Securities, covered by this Agreement.  Other than to other Persons party to this Agreement and other than to such Persons’ outside attorneys, accountants, auditors or investment advisors only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available securities to borrow in order to effect Short Sales or similar transactions in the future.

5.14.          No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities, and as applicable any Conversion Securities.

5.15.          No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.16.          Residency. Such Investor’s office in which its investment decision with respect to the Securities, and as applicable any Conversion Securities, was made is located at the address immediately below such Investor’s name on its signature page hereto.

5.17.          No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.18.          Placement Agent. Such Investor hereby acknowledges and agrees that it has independently evaluated the merits of its decision to purchase the Securities, and as applicable any Conversion Securities, and that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or other advisor for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, (d) except in the case of gross negligence, willful misconduct or bad faith, the Placement Agent will have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through such Investor in respect of the transactions contemplated by the Transaction Documents.

6.            Registration Rights.

6.1.            Resale Registration.

(a)             As promptly as practicable following the Closing, and in any event within thirty (30) days following the Closing, the Company shall file with the SEC a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the 1933 Act) covering the resale of the Registrable Securities by the Investors (the “Resale Registration Shelf”). Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K, as provided by the Investors in accordance with Section 6.7, and the Company shall not be obligated to include in such Resale Registration Shelf any Registrable Securities held by an Investor that has not provided the information required by Section 6.7 with respect to such Investor as a selling securityholder for inclusion in such Resale Registration Shelf or any related prospectus. At least three (3) Business Days prior to the filing the Resale Registration Shelf, the Company shall furnish to each Investor a copy of the Resale Registration Shelf and afford the Investors an opportunity to review and comment on the Resale Registration Shelf.

(b)             The Company shall use its reasonable best efforts to cause the Resale Registration Shelf and related prospectus to become effective as promptly as practicable after filing, and in no event later than forty-five (45) days following the filing date of the Resale Registration Shelf or, if earlier, two (2) Business Days following the Company’s receipt of notice (whether written or oral) from the SEC that the SEC is not reviewing, or has completed its review, of the Resale Registration Statement. The Company shall use its reasonable best efforts to cause the Resale Registration Shelf, or, as applicable, the Company Registration Shelf and Prospectus together with any successor Registration Statement and prospectus as may be necessary to continue the registration of Registrable Securities, to remain effective under the 1933 Act until the date all Registrable Securities covered by thereby otherwise cease to be Registrable Securities pursuant to the definition of Registrable Securities. The Company shall promptly, and within one (1) Business Day after the Company confirms effectiveness of the Resale Registration Shelf with the SEC, notify the Investors of the effectiveness of the Resale Registration Shelf.

(c)             Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to effect, or to take any action to effect, a registration pursuant to Section 6.1(a):

(i)            if the Company has and maintains an effective Registration Statement on Form S-3ASR that provides for the resale of an unlimited number of securities by selling shareholders (a “Company Registration Shelf”), provided the provisions of Section 6.1(d) shall then apply with respect to the registration of the Registrable Securities; or

(ii)           if the Company has caused a Registration Statement to become effective pursuant to this Section 6.1 during the prior twelve-month period.

(d)             If the Company’s existing Company Registration Shelf (Reg. No. 333-272248) is effective at the time of the Closing, the Company shall file with the SEC, as promptly as practicable following the Closing, and in any event within fifteen (15) Business Days after the Closing, a “final” prospectus supplement to such Company Registration Shelf covering the resale of the Registrable Securities by the Investors (the “Prospectus”). The Prospectus shall include the information required under Item 507 of Regulation S-K, which information shall be provided by the Investors in accordance with Section 6.7, and the Company shall not be obligated to include in the Prospectus any Registrable Securities held by an Investor that has not provided the information required by Section 6.7 with respect to such Investor as a selling securityholder for inclusion in such Prospectus. Notwithstanding the foregoing, at least three (3) Business Days before filing the Prospectus, the Company shall furnish to the Investors a copy of the Prospectus and afford the Investors an opportunity to review and comment on the Prospectus.

(e)             At any time after any Resale Registration Shelf has become effective or a Prospectus is filed with the SEC, the Company may suspend the use of any such Resale Registration Shelf or Prospectus, upon giving written notice of such action to each Investor included as a selling securityholder in such Resale Registration Shelf or Prospectus with a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that the Board (or authorized committee thereof) has determined in good faith, upon advice of legal counsel, that such suspension is necessary to amend or supplement the Resale Registration Shelf or Prospectus so that such Resale Registration Shelf or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus included in the Resale Registration Shelf or the Prospectus in light of the circumstances under which they were made, not misleading, provided that such right to suspend the use of such Resale Registration Shelf or Prospectus shall not exceed a period of thirty (30) consecutive Trading Days or sixty (60) total Trading Days in any twelve-month period. In the case of the suspension of use of any effective Resale Registration Shelf or Prospectus, the Investors, immediately upon receipt of notice thereof from the Company (which notice shall not contain any material, nonpublic information), shall discontinue any offers or sales of Registrable Securities pursuant to such Resale Registration Shelf or Prospectus until advised in writing by the Company that the use of such Resale Registration Shelf or Prospectus may be resumed. In the case of a suspension of use of any Resale Registration Shelf or Prospectus, the Company shall not, during the pendency of such suspension, be required to take any action hereunder (including any action pursuant to Section 6.2) with respect to the registration or sale of any Registrable Securities pursuant to any such Resale Registration Shelf, Company Registration Shelf or Prospectus.

(f)              Subject to Section 6.2(e) below, any Resale Registration Shelf or Prospectus may include Other Securities and may include securities of the Company being sold for the account of the Company; provided such Other Securities are excluded first from such Registration Statement in order to comply with any applicable laws or request from any Governmental Entity, Nasdaq or any applicable listing agency. For the avoidance of doubt, no Other Securities may be included in an Underwritten Offering pursuant to Section 6.2 without the consent of the Investors.

6.2.            Sales and Underwritten Offerings of Registrable Securities.

(a)             Notwithstanding any provision contained herein to the contrary, subject to the limitations set forth in this Section 6.2, Investors holding at least 3% of Registrable Securities shall be permitted (i) one Underwritten Offering per calendar year, but no more than three Underwritten Offerings in total, and (ii) no more than two Underwritten Offerings or Block Trades in any twelve-month period, to effect the sale or distribution of Registrable Securities; provided that the limitations under this Section 6.2 shall not limit the rights under the Registration Rights Agreement of those Investors that are party to the Registration Rights Agreement and the conduct of Underwritten Offerings or Block Trades hereunder shall not be considered the conduct of Underwritten Offerings or Block Trades (each as defined under the Registration Rights Agreement) thereunder. Promptly upon delivery of written request to the Company (“Underwritten Notice”), the Company shall promptly deliver a written notice of such request to all Investors with Registrable Securities and, in each case, subject to this Section 6.2, the Company shall include all such Registrable Securities of such Investors for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Investor to be offered and sold pursuant to Underwritten Offering or Block Trade for inclusion therein at least three (3) Business Days prior to the expected date of such Underwritten Offering or Block Trade.

(b)             If an Investor intends to effect an Underwritten Offering or Block Trade pursuant to a Resale Registration Shelf or Company Registration Shelf to sell or otherwise distribute Registrable Securities, such Investor shall so advise the Company and provide as much notice to the Company as reasonably practicable (and, in either case, not less than fifteen (15) Business Days prior to the Investor’s request that the Company file a prospectus supplement to a Resale Registration Shelf or Company Registration Shelf).

(c)             In connection with any offering initiated by one or more Investors pursuant to this Section 6.2 involving an underwriting of Registrable Securities, such Investors shall be entitled to select the underwriter or underwriters for such offering, subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(d)             In connection with any offering initiated by one or more Investors pursuant to this Section 6.2 involving an Underwritten Offering of Registrable Securities, the Company shall not be required to include any of the Registrable Securities in such underwriting unless such Investors (i) enter into an underwriting agreement in customary form with the underwriter or underwriters, (ii) accept customary terms in such underwriting agreement with regard to representations and warranties relating to ownership of the Registrable Securities and authority and power to enter into such underwriting agreement and (iii) complete and execute all questionnaires, powers of attorney, custody agreements, indemnities and other documents as may be requested by such underwriter or underwriters. Further, the Company shall not be required to include any of the Registrable Securities in such underwriting if (Y) the underwriting agreement proposed by the underwriter or underwriters contains representations, warranties or conditions that are not reasonable in light of the Company’s then-current business or (Z) the underwriter, underwriters or the requesting Investors require the Company to participate in any marketing, road show or comparable activity that may be required to complete the orderly sale of shares by the underwriter or underwriters.

(e)             If the total amount of securities to be sold in any offering initiated by one or more Investors pursuant to this Section 6.2 involving an underwriting of Registrable Securities exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities (subject in each case to the cutback provisions set forth in this Section 6.2(e)), that the underwriters and the Company determine in their sole discretion shall not jeopardize the success of the offering. If the Underwritten Offering has been requested pursuant to Section 6.2(a) hereof, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (a) first, shares of Company equity securities that the Company desires to include in such registration shall be excluded and (b) second, Registrable Securities requested to be included in such registration by the Investors shall be excluded pro rata. For the avoidance of doubt, no other person other than participating Investors shall be entitled to participate in any Block Trade. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the underwriters may round down the number of Registrable Securities allocated to any of the Investors to the nearest 100 Registrable Securities.

6.3.            Fees and Expenses. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of an Investor shall be borne by such Investor solely as to itself.

6.4.            Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 6.1, the Company shall keep the Investors advised as to the initiation of each such registration and as to the status thereof. The Company shall use its reasonable best efforts, within the limits set forth in this Section 6.4, to:

(a)             prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement;

(b)             furnish to the Investors such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the 1933 Act, and such other documents as the Investors may reasonably request in order to facilitate the disposition of Registrable Securities;

(c)             use its reasonable best efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d)             in the event of an Underwritten Offering or Block Trade, and subject to Section 6.2(d), enter into and perform its obligations under an underwriting agreement or Block Trade sale agreement, in usual and customary form (including any “lock-ups” on behalf of the Company and its directors and officers), with the managing underwriter of such offering and take such other usual and customary action as the Investors may reasonably request in order to facilitate the disposition of such Registrable Securities;

(e)             notify the Investors at any time when a prospectus relating to a Registration Statement covering any Registrable Securities is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, provided such notice shall not contain any material nonpublic information concerning the Company. The Company shall use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)             provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement, which shall be the Depositary in the case of ADSs, and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)             if requested by an Investor, use reasonable best efforts to cause the Registrar, or the Depositary in the case of ADSs, to remove any restrictive legend from any Registrable Securities, within two business days following such request;

(h)             cause to be furnished, at the request of the Investors, on the date that Registrable Securities are delivered to underwriters for sale in connection with an Underwritten Offering or Block Trade, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter or letters from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i)              cause all such Registrable Securities included in a Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which securities of such class of the Company are then listed.

6.5.            Investor Obligations.

(a)             Discontinuance of Distribution. Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6.4(e) hereof, the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(e) hereof or receipt of notice that no supplement or amendment is required and that the Investor’s disposition of the Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 6.5(a).

(b)             Compliance with Prospectus Delivery Requirements. The Investors covenant and agree that they shall comply with the prospectus delivery requirements of the 1933 Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.

6.6.            Indemnification.

(a)             To the extent permitted by law, the Company shall indemnify each Investor and its officers, directors, members, managers, partners, trustees, advisors, employees, legal counsel, agents and other representatives, and each Person controlling such Investor, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the 1933 Act, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and the Company shall pay as incurred to such Investor, each such underwriter, and each Person who controls such Investor or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 6.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any violation by such Investor of its obligations set forth in Section 6.5(a) or Section 6.5(b) or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by such Investor, such underwriter, or such controlling Person and stated to be for use therein.

(b)             To the extent permitted by law, each Investor (severally and not jointly) shall, if Registrable Securities held by such Investor are included for sale in the registration and related qualification and compliance effected pursuant to Section 6 of this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by such a Registration Statement, each Person who controls the Company or such underwriter within the meaning of the 1933 Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by such Investor of Section 6.5(a) or Section 6.5(b), and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 6.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of such Investor (which consent shall not unreasonably be withheld); provided, further, that such Investor’s liability under this Section 6.6(b) (when combined with any amounts such Investor is liable for under Section 6.6(d)) shall not exceed such Investor’s net proceeds from the offering of Registrable Securities giving rise to such indemnification obligation.

(c)             Promptly after receipt by an indemnified party under this Section 6.6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investor in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 6.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 6.6, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 6.6.

(d)             If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 6.6(a) or Section 6.6(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the 1933 Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(e)             Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering, or the Block Trade sale agreement, are in conflict with the foregoing provisions, the provisions in the underwriting agreement or Block Trade sale agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement or the Block Trade sale agreement and the foregoing provisions.

(f)              The obligations of the Company and the Investors under this Section 6.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

6.7.            Information. The Investors shall furnish to the Company such information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement. The Investors agree to keep confidential the receipt of any notice received pursuant to Section 6.4(e) and the contents thereof, except as required pursuant to applicable law. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name an Investor in any Registration Statement if such Investor has not provided the information required by this Section 6.7 with respect to such Investor as a selling securityholder in such Registration Statement or any related prospectus.

6.8.            Rule 144 Requirements. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)             make and keep public information available, as those terms are understood and defined in Rule 144 at all times after the date hereof;

(b)             file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

(c)             prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Investors with copies of all of the pages thereof (if any) that reference the Investors; and

(d)             furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested by an Investor in availing itself of any rule or regulation of the SEC which permits an Investor to sell any such securities without registration.

6.9.            Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would provide to such holder rights with respect to the registration of such securities under the 1933 Act or the 1934 Act that would conflict with or adversely affect any of the rights provided to the Investors in this Section 6; it being understood and agreed that any subsequent agreement of the Company with any holder or prospective holder of any securities of the Company of the same class (or convertible into or exchange for securities of the same class) as the Registrable Securities granting such Person rights under this Section 6 equivalent to the rights of the Investors under this Section 6 will not be prohibited by the terms of this Section 6.9. The Company and the Investors party to the Registration Rights Agreement further agree that (i) the registration rights provided for under this Agreement are equivalent to the rights of the Investors party to the Registration Rights Agreement under Section 2 of the Registration Rights Agreement, (ii) the provision of registration rights under this Section 6 is not prohibited by Section 2.9 of the Registration Rights Agreement and (iii) such Investors will not exercise their demand rights under Section 2.1 of the Registration Rights Agreement until after the Resale Registration Shelf or Prospectus, as applicable, covering the Registrable Securities is effective.

6.10.          Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them in this Section 6 and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Section 6, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

7.            Conditions to Closing.

7.1.            Conditions to each Investor’s Obligations. The obligation of each Investor to purchase the Purchased ADSs and/or the Purchased Non-Voting Ordinary Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)             The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of the date hereof (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date), and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)             The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)             The Company shall have executed and delivered the Observer Rights Side Letter.

(d)             No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)             The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (h) and (i) of this Section 7.1.

(f)             The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Securities, certifying the current versions of the articles of association the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)             The Investors and Placement Agent shall each have received a legal opinion from U.S. counsel to the Company and the Investors shall have received a legal opinion from U.K. counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and Placement Agent, respectively.

(h)             There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(i)              No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other Governmental Entity or regulatory body with respect to public trading in the ADSs.

7.2.            Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Purchased ADSs and the Purchased Non-Voting Ordinary Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)             The representations and warranties made by the Investors in Section 5 hereof shall be true and correct as of the date hereof, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)             Each Investor contemplated as a party thereto shall have executed and delivered the Observer Rights Side Letter.

(c)             Each Investor shall have paid in full its purchase price for the Purchased ADSs and/or the Purchased Non-Voting Ordinary Shares, as applicable, to the Company.

7.3.            Termination of Obligations to Effect Closing; Effects.

(a)             The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)            Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Purchased ADSs and the Purchased Non-Voting Ordinary Shares to be issued and sold pursuant to this Agreement;

(ii)           By the Company if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)          By an Investor (with respect to itself only) if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)          By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to the third Trading Day following the date of this Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)             In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 7.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 7.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.            Other Covenants and Agreements of the Company.

8.1.            Removal of Legends.

(a)             In connection with any sale, assignment, transfer or other disposition of the Securities or any Conversion Securities, by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall request the registrar for the Ordinary Shares and the Non-Voting Ordinary Shares (the “Registrar”), or the Depositary in the case of ADSs, to remove any restrictive legends related to the book entry account holding such Securities or Conversion Securities and make a new, unlegended entry for such book entry shares, or issue a new, unlegended certificate for such certificated shares, as applicable, sold or disposed of without restrictive legends within one (1) Trading Day of any such request therefor from such Investor, provided that the Company has timely received from the Investor customary representations and such other customary documentation reasonably acceptable to the Company in connection therewith.

(b)             Subject to receipt from the Investor by the Company of the customary representations and such other customary documentation reasonably acceptable to the Company (which the Company shall promptly deliver to the Registrar or the Depositary, as applicable), upon the earliest of such time as the Securities or Conversion Securities (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 8.1(b) and within one (1) Trading Day of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Registrar or the Depositary, as applicable, irrevocable instructions that the Registrar or Depositary, as applicable, shall make a new, unlegended entry for such book entry shares or issue a new, unlegended certificate for such certificated shares, as applicable, and (B) cause its counsel to deliver to the Registrar or the Depositary, as applicable, one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Registrar or the Depositary, as applicable, to effect the removal of the legend in accordance with the provisions of this Agreement. At the direction of the Investor, Securities or Conversion Securities subject to legend removal hereunder may be transmitted by the Registrar or the Depositary, as applicable, to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company’s (“DTC”) system as directed by such Investor. The Company shall be responsible for the fees of its Registrar and all Depositary and DTC fees associated with such issuance.

(c)             Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Securities or Conversion Securities only pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Securities or Conversion Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein and (iii) that if, after the effective date of a registration statement covering the resale of the Securities or Conversion Securities, such registration statement ceases to be effective and the Company has provided notice to such Investor to that effect, such Investor will sell Securities or Conversion Securities only in compliance with an exemption from the registration requirements of the 1933 Act until such Securities or Conversion Securities are again registered for resale under the 1933 Act.

(d)             Breach. The Company acknowledges that a breach by it of its obligations under this Section 8.1 will cause irreparable harm to an Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 8.1 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 8.1, that an Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required, to the extent permitted by applicable law.

8.2.            Subsequent Equity Sales.

(a)             From the date hereof until thirty (30) days following the effective date of the Resale Registration Statement or the filing of the Prospectus, as applicable, without the consent of the Required Investors, the Company shall not (A) issue Ordinary Shares, Non-Voting Ordinary Shares, ADSs or Ordinary Share Equivalents, (B) effect a recapitalization, share consolidation or sub-division, reclassification or similar transaction affecting the outstanding Ordinary Shares, Non-Voting Ordinary Shares or ADSs or (C) file with the SEC a registration statement under the 1933 Act relating to any Ordinary Shares, Non-Voting Ordinary Shares, ADSs or Ordinary Share Equivalents except pursuant to the terms of this Agreement and any other agreements to which the Company is currently a party. Notwithstanding the foregoing, the provisions of this Section 8.2 shall not apply to (i) the issuance of the Securities hereunder or the issuance of Conversion Securities in respect of the Securities, (ii) the issuance of Ordinary Shares, Non-Voting Ordinary Shares, ADSs or Ordinary Share Equivalents upon the conversion or exercise of any securities of the Company outstanding on the date hereof or the re-designation of Non-Voting Ordinary Shares as Ordinary Shares in accordance with the Company’s articles of association, (iii) the issuance of Ordinary Shares, Non-Voting Ordinary Shares, ADSs or Ordinary Share Equivalents pursuant to any Company share-based compensation plans in existence on the date hereof and disclosed in the SEC Filings, or (iv) the filing of a registration statement on Form S-8 under the 1933 Act to register the offer and sale of securities on an equity incentive plan or employee share purchase plan.

(b)             The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities or Conversion Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities or Conversion Securities to the Investors, or that will be integrated with the offer or sale of the Securities or Conversion Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

8.3.            Fees and Stamp Taxes.

(a)             The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (including any applicable VAT) (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent. The Company shall promptly (and in any event within 10 Business Days of written demand) pay to the Investors an amount equal to any stamp duty, stamp duty reserve tax or other transfer tax or capital duty (including any related interest and/or penalties) required to be paid in the United Kingdom or the United States by the Investors in connection with the issuance of the Purchased ADSs and the Purchased Non-Voting Ordinary Shares to the Investors in accordance with the terms of this Agreement.

(b)             The Investors purchasing the Purchased Non-Voting Ordinary Shares under this Agreement shall:

(i)            bear any transfer taxes, stamp duty, stamp duty reserve tax or other similar taxes, duties or charges (whether arising in the United Kingdom or any other jurisdiction) (“Transfer Taxes”) that are payable in connection with (A) the re-designation of any Purchased Non-Voting Ordinary Shares to Ordinary Shares, and (B) the transfer to the Depositary, or its nominee, of any such Purchased Non-Voting Ordinary Shares or Ordinary Shares, in exchange for ADSs (or American Depositary Receipts evidencing ADSs); and

(ii)           indemnify the Company against any Transfer Taxes, and any interest or penalties, that the Company incurs or is liable to pay in respect of either of cases set out in Section 8.3(b)(i)(A) or (B) above, subject to the Company having settled, or subsequently settling, such liability for Transfer Taxes (as the case may be).

8.4.            Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will trade in the securities of the Company or execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor and its Affiliates will maintain the confidentiality of the existence and terms of this Agreement, other than, in each case, to such Persons’ outside attorneys, accountants, auditors or investment advisors only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal or administrative tasks and services and other than as may be required by law. Each Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the Securities Act Sections Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

8.5.            Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of the ADSs on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

9.            Survival and Indemnification.

9.1.            Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

9.2.            Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation any Tax (including any VAT but only to the extent such VAT is irrecoverable by the Indemnified Party), and any reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (“Losses”) to which such Indemnified Party may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Indemnified Party for all Losses as they are incurred by such Indemnified Party solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct, or to the extent such Losses are attributable to an Investor’s breach of a representation, warranty, covenant or agreement made by or to be performed on the part of such Investor under the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand.

9.3.            Conduct of Indemnification Proceedings. Any person entitled to indemnification pursuant to Section 9.2 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement. No indemnifying party will be liable to any Indemnified Party under this Agreement (i) for any settlement by a Indemnified Party effected without the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in any of the Transaction Documents.

10.           Miscellaneous.

10.1.          Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities or Conversion Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors; and provided further that the Investors shall be entitled to transfer Registrable Securities to one or more of their Affiliates and, solely in connection therewith, may assign their rights under Section 6 hereof in respect of such transferred Registrable Securities, in each case, so long as such Investor is not relieved of any liability or obligations hereunder, without the prior consent of the Company and the other Investors. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Ordinary Shares or Non-Voting Ordinary Shares are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the terms “Securities” and “Conversion Securities” shall be deemed to refer to the securities received by the Investors in connection with such transaction. In addition, the Company shall not consummate any recapitalization, merger, consolidation, reorganization or other similar transaction whereby shareholders of the Company receive (either directly, through an exchange, via dividend from the Company or otherwise) equity (the “Other Equity”) in any other entity (the “Other Entity”) with respect to Registrable Securities hereunder, unless prior to the consummation thereof, the Other Entity assumes, by written instrument, the obligations under this Agreement with respect to such Other Equity as if such Other Equity were Registrable Securities hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement, except the Placement Agent is an intended third-party beneficiary of the representations and warranties in Section 4, Section 5 and Section 8, and of this Section 10.1 and Section 10.15 and except as expressly provided in this Agreement.

10.2.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.3.          VAT. If the performance by the Placement Agent of any of its obligations under this Agreement represents for VAT purposes the making of any supply of goods or services to the Company that is subject to VAT (to the extent applicable, and where the Placement Agent is the person required to account for VAT to the relevant tax authority), the Company shall pay, in addition to the amounts otherwise payable by the Company to Placement Agent, an amount equal to the VAT chargeable thereon as soon as reasonably practicable provided that the Placement Agent has issued the Company with an appropriate VAT invoice in respect of the supply to which the payment relates. Where a sum is paid or reimbursed to the Placement Agent or an Investor pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of irrecoverable VAT (the “VAT Element”) which has been certified as such by the Placement Agent or the relevant Investor (acting reasonably), then the Company, to the extent applicable, shall, in addition, pay an amount equal to the VAT Element to the Placement Agent or the relevant Investor.

10.4.          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5.          Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete facsimile transmittal or confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Bicycle Therapeutics plc

Blocks A&B, Portway Building

Granta Park, Great Abington, Cambridge

CB21 6GS United Kingdom

Attention: Kevin Lee, Ph.D., MBA, CEO and Zafar Qadir, General Counsel
kevin.lee@bicycletx.com; zafar.qadir@bicycletx.com

With a copy (which shall not constitute notice) to:

Cooley LLP

1700 7th Ave

Seattle, WA 98101

Attention: Laura Berezin and Jaime Chase
lberezin@cooley.com; jchase@cooley.com

If to any Investor: at its e-mail address or address set forth on Exhibit A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 10.5.

10.6.          Expenses. Except as expressly set forth in the Transaction Documents to the contrary, the parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel. Notwithstanding the foregoing, the Company shall pay the reasonable fees and expenses of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for certain Investors, in an amount not to exceed $100,000 in the aggregate.

10.7.          Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding 75% of the then-outstanding Registrable Securities; provided any amendment or waiver that disproportionately and adversely impacts an Investor shall require the consent of such disproportionately impacted Investor. Notwithstanding the foregoing, (a) this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion and (b) any amendment or waiver of Section 6 or Section 9 shall require the consent of each Investor and the Company. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor that signed such amendment or waiver and, (ii) following the Closing, each holder of any Securities purchased under this Agreement or any Conversion Securities at the time outstanding, and in each case, each future holder of all such Securities or Conversion Securities and the Company. Notwithstanding anything to the contrary herein, no provision of this Agreement may be waived, modified, supplemented or amended in a manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

10.8.          Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement without the prior written consent of such Investor, except that the foregoing shall not apply to disclosure in any filing with the SEC to the extent such disclosure is required by SEC rules and regulations in which case the Company shall provide such Investor with prior notice of and opportunity to review such required disclosure. No later than 9:01 a.m. (New York city time on the Business Day immediately following the date hereof (provided if this Agreement is signed between midnight and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof), the Company shall issue a press release reasonably acceptable to the Placement Agent disclosing all material terms of the transactions contemplated by this Agreement and any material nonpublic information that the Company may have provided any Investor in connection with the transactions contemplated by this Agreement at any time prior to the issuance of the press release (the “Press Release”). Upon the issuance of the Press Release, the Company acknowledges and agrees that the Investors shall have no obligations under this Agreement or any confidentiality agreements with the Company to refrain from trading in securities of the Company. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

10.9.          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.10.        Entire Agreement. This Agreement, including the signature pages and Exhibits hereto, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.11.        Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.12.        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

10.13.        Authorized Agent. The Company irrevocably appoints Bicycle Therapeutics, Inc., located at 35 Cambridgepark Drive, Suite 350, Cambridge, Massachusetts 02140, as its authorized agent in the United States upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 10.13, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

10.14.        Independent Nature of Investor Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities, and as applicable Conversion Securities, pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or Conversion Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

10.15.        Exculpation of the Placement Agent. Each party hereto agrees for the express benefit of the Placement Agent, its Affiliates and its representatives that:

(a)             none of the Placement Agent, its Affiliates or any of its representatives: (i) has any duties or obligations other than those specifically set forth in the engagement letter, dated as of May 22, 2024 (the “Engagement Letter”), between the Company and the Placement Agent; (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) has made any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby and thereby; or (iv) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except, in each case in this clause (iv), for such party’s own gross negligence, willful misconduct or bad faith.

(b)             The Placement Agent and its Affiliates and representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the Engagement Letter.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

Bicycle Therapeutics plc

By:	/s/ Kevin Lee
	Name:	Kevin Lee
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTORS:

BY:

By:
Name:
Title: